Exhibit 10.11

EXECUTION VERSION

RIGHT OF FIRST REFUSAL AGREEMENT

RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”) is entered into as of July 20, 2020 (the “Effective Date”), by and between ELDORADO RESORTS, INC., a Nevada corporation (to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date hereof) (“Eldorado”), and VICI PROPERTIES L.P., a Delaware limited partnership (“Propco”).

RECITALS:

A.    A Subsidiary (as defined below) of Propco (“Propco Landlord”) and certain Subsidiaries of Eldorado (individually or collectively, as the context may require, “Eldorado Tenant”) entered into that certain Lease (CPLV), dated as of October 6, 2017 (as amended by that certain First Amendment to Lease (CPLV), dated December 26, 2018, as further amended by that certain Omnibus Amendment to Leases dated June 1, 2020, and as may be further amended, restated or otherwise modified from time to time prior to the date hereof, the “Prior CPLV Lease”), pursuant to which Propco Landlord leases to Eldorado Tenant certain real property as more particularly described therein.

B.    On June 24, 2019, Eldorado and Propco, and/or their respective Affiliates, entered into that certain Master Transaction Agreement (as amended, restated or otherwise modified from time to time, the “Master Transaction Agreement”).

C.    On the date hereof, Propco Landlord and Eldorado Tenant are entering into that certain amendment to the Prior CPLV Lease as contemplated by the terms of the Master Transaction Agreement (the Prior CPLV Lease as amended, and as may be further amended, restated or otherwise modified from time to time, the “Las Vegas Lease”).

D.    In accordance with the terms of the Master Transaction Agreement, Eldorado, on behalf of itself and its Affiliates, desires to grant to Propco, and Propco, on behalf of itself and its Affiliates, desires to accept from Eldorado, certain rights of first refusal with respect to certain opportunities to enter into a sale leaseback transaction with respect to a ROFR Property (as defined below) and/or a sale transaction with respect to a ROFR Property, in each case, in accordance with the terms, conditions and procedures set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Eldorado and Propco hereby agree as follows:

1.    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In no event shall Eldorado or any of its Affiliates, on the one hand, or Propco or any of its Affiliates, on the other hand, be deemed to be an Affiliate of the other party as a result of this Agreement, the Las Vegas Lease, any “Other Lease” (as defined in the Las Vegas Lease), any ROFR Lease, any Purchase Agreement, and/or as a result of any consolidation for accounting purposes by Eldorado (or its Subsidiaries) or Propco (or its Affiliates) of the other such party or the other such party’s Affiliates.

“Agreement” shall have the meaning set forth in the Preamble.

“Alternate Propco Sale Leaseback ROFR Terms” shall have the meaning set forth in Section 2(e).

“Alternate Propco Sale ROFR Terms” shall have the meaning set forth in Section 3(e).

“Applicable Law” means all (a) statutes, laws, rules, regulations, ordinances, codes or other legal requirements of any federal, state or local governmental authority, board of fire underwriters and similar quasi-governmental authority, including, without limitation, any legal requirements under any Gaming Laws, and (b) judgments, injunctions, policies, orders or other similar requirements of any court, administrative agency or other legal adjudicatory authority.

“Arbitration Panel” shall have the meaning set forth in Section 4(a).

“Bally’s Las Vegas Real Property” means the real property corresponding to the Bally’s Las Vegas gaming facility, as more particularly described on Exhibit A.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

“Control” (including the correlative meanings of the terms “Controlled by” and “under common Control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests, other equity interests or otherwise.

“CVS Property” shall have the meaning set forth in the definition of “CVS Subdivision Event” in this Section 1.

“CVS Subdivision Event” shall mean the subdivision or other event, or the existence of any other circumstances, with respect to the Bally’s Las Vegas Real Property such that the portion of the Bally’s Las Vegas Real Property, together with the real property improvements thereon, that is leased to Warm Springs Road CVS, L.L.C. or its successors or permitted assigns (the “CVS Property”) is a separate legal parcel and can be conveyed in accordance with applicable law separate and apart from the remaining portions of the Bally’s Las Vegas Real Property (the “Remaining Bally’s Las Vegas Real Property”), and so that the Remaining Bally’s Las Vegas Real Property can be conveyed in accordance with applicable law separate and apart from the CVS Property.

“Designated Operator” shall have the meaning set forth in Section 3(f).

“Effective Date” shall have the meaning set forth in the Preamble.

“Eldorado” shall have the meaning set forth in the Preamble.

“Eldorado Licensing Event” means: (a) either (1) a communication (whether oral or in writing) by or from any Gaming Authority to Propco or any of its Affiliates or other action by any Gaming Authority that indicates that such Gaming Authority may find that, or (2) a determination by Propco, in its sole but reasonable discretion and pursuant to customary internal processes that, the association of any member of the Eldorado Subject Group with Propco or any of its Affiliates is likely to, (i) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any registration, application or license or any other rights or entitlements held or required to be held by Propco or any of its Affiliates under any Gaming Law, or (ii) violate any Gaming Law to which Propco or any of its Affiliates is subject; or (b) any member of the Eldorado Subject Group is required to be licensed, registered, qualified or found suitable under any Gaming Law, and such Person is not or does not remain so licensed, registered, qualified or found suitable within any applicable timeframes required by the applicable Gaming Authority, or, after becoming so licensed, registered, qualified or found suitable, fails to remain so. For purposes of this definition, an “Affiliate” of Propco includes any Person for which Propco or its Affiliate is providing management or consulting services with respect to Gaming Activities.

“Eldorado Panel Member” shall have the meaning set forth in Section 4(b).

“Eldorado Related Party” shall mean, collectively or individually, as the context may require, Eldorado, any holding company that directly or indirectly owns one hundred percent (100%) of the equity interests of Eldorado, and any Affiliates of Eldorado (including, without limitation, Eldorado Tenant).

“Eldorado Subject Group” means Eldorado, Eldorado’s Affiliates and its and their principals, direct or indirect shareholders, officers, directors, agents, employees and other related Persons (including, in the case of any trusts or similar Persons, the direct or indirect beneficiaries of such trust or similar Persons), excluding Propco and its Affiliates.

“Eldorado Tenant” shall have the meaning set forth in the Recitals.

“Excluded Sale Leaseback Opportunity” means any sale lease-back transaction for which (or with respect to which) the opco/propco structure contemplated by this

Agreement would be prohibited by Applicable Law (including zoning regulations and/or any applicable use restrictions or easements or encumbrances), or which would require governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been received or is anticipated to be received prior to the consummation of such transaction), provided that the applicable parties shall use reasonable, good faith efforts to obtain any such consent, approval, license or authorization, as applicable.

“Excluded Sale Opportunity” means any sale transaction which would be prohibited by Applicable Law (including zoning regulations and/or any applicable use restrictions or easements or encumbrances), or which would require governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been received or is anticipated to be received prior to the consummation of such transaction), provided that the applicable parties shall use reasonable, good faith efforts to obtain any such consent, approval, license or authorization, as applicable.

“Financial Information” shall have the meaning set forth in Section 3(c).

“First Propco Opportunity Completion Date” means the first date on which a First ROFR Property (with respect to which Propco was offered an opportunity hereunder pursuant to Section 2 or Section 3) is sold (or sold and leased back) in compliance with the terms hereof to either Propco, an Affiliate thereof or, in the event Propco has waived (or is deemed to have waived) its Propco Sale Leaseback ROFR or Propco Sale ROFR, as applicable, any other Person.

“First Propco Opportunity Period” means the period of time from and including the Effective Date until and including the First Propco Opportunity Completion Date occurs.

“First ROFR Property” means the real property described on Exhibit A attached hereto, together with the real property improvements thereon (together with related fixtures and other related real property), corresponding to the Flamingo Las Vegas, Paris Las Vegas, Planet Hollywood and Bally’s Las Vegas gaming facilities, in each case, other than any such real property, real property improvements, fixtures and related property that has been sold (or sold and leased back) by Eldorado or any of its Affiliates to a third party in compliance with this Agreement; provided, however, if a CVS Subdivision Event occurs, then, from and after the occurrence of such CVS Subdivision Event, the CVS Property shall be automatically deleted from and no longer constitute a portion of the First ROFR Property.

“Gaming Activities” means the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, card club or other enterprise, including, without limitation, slot machines, video gaming or lottery terminals, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, poker tournaments, inter-casino linked systems and related and associated equipment, supplies and systems.

“Gaming Authority” or “Gaming Authorities” means, individually or in the aggregate, as the context may require, any foreign, federal, state or local governmental entity or authority, or any department, commission, board, bureau, agency, court or instrumentality thereof, that holds regulatory, licensing or permit authority, control or jurisdiction over Gaming Activities or related activities.

“Gaming Laws” means any Applicable Law regulating or otherwise pertaining to the ownership, control or jurisdiction over Gaming Activities or related activities.

“Las Vegas Lease” shall have the meaning set forth in the Recitals.

“Las Vegas Lease Amendment” shall mean an amendment to the Las Vegas Lease on the terms set forth in the applicable Propco Opportunity Package, pursuant to which (a) the applicable ROFR Property will be added to the Las Vegas Lease as a leased property thereunder, (b) an Affiliate of Propco will join the Las Vegas Lease as a landlord thereunder, (c) an Affiliate of Eldorado will join the Las Vegas Lease as a tenant thereunder, (d) the annual rent under the Las Vegas Lease will be increased by the ROFR Property Incremental Las Vegas Lease Rent, (e) the existing Minimum Cap Ex Requirements, as defined in, and under the Las Vegas Lease will increase to account for the addition of the applicable ROFR Property to the Las Vegas Lease, in a manner consistent with the increase of the Minimum Cap Ex Requirements, as defined in, and under the Regional Lease for the addition of a “Subject Property” pursuant to Exhibit A of the Master Transaction Agreement and (f) the other terms set forth in the Propco Opportunity Package shall be implemented. For the avoidance of doubt, upon the effectiveness of the Las Vegas Lease Amendment, the existing guaranty by Eldorado to Propco Landlord with respect to the Las Vegas Lease shall also be amended by Eldorado and Propco Landlord (or reaffirmed by Eldorado) in form reasonably acceptable to Propco Landlord to reflect that Eldorado’s obligations under such guaranty also apply to the applicable ROFR Property and to Eldorado Tenant’s obligations under the Las Vegas Lease (as amended by the Las Vegas Lease Amendment).

“Master Transaction Agreement” shall have the meaning set forth in the Recitals.

“Operator” shall have the meaning set forth in Section 3(c).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Prior CPLV Lease” shall have the meaning set forth in the Recitals.

“Propco” shall have the meaning set forth in the Preamble.

“Propco Election Period” means, with respect to a Propco Sale Leaseback Opportunity Transaction, a period of thirty (30) days following Propco’s receipt of the applicable Propco Sale Leaseback Opportunity Package, and with respect to a Propco Sale Opportunity Transaction, a period of forty-five (45) days following Propco’s receipt of the applicable Propco Sale Opportunity Package.

“Propco Landlord” shall have the meaning set forth in the Recitals.

“Propco Licensing Event” means: (a) either (1) a communication (whether oral or in writing) by or from any Gaming Authority to Eldorado or any of its Affiliates or other action by any Gaming Authority that indicates that such Gaming Authority may find that, or (2) a determination by Eldorado, in its sole but reasonable discretion and pursuant to customary internal processes that, the association of any member of the Propco Subject Group with Eldorado or any of its Affiliates is likely to (i) result in a disciplinary action relating to, or the loss of, inability to reinstate or failure to obtain, any registration, application or license or any other rights or entitlements held or required to be held by Eldorado or any of its Affiliates under any Gaming Law, or (ii) violate any Gaming Law to which Eldorado or any of its Affiliates is subject; or (b) any member of the Propco Subject Group is required to be licensed, registered, qualified or found suitable under any Gaming Law, and such Person is not or does not remain so licensed, registered, qualified or found suitable within any applicable timeframes required by the applicable Gaming Authority, or, after becoming so licensed, registered, qualified or found suitable, fails to remain so. For purposes of this definition, an “Affiliate” of Eldorado includes any Person for which Eldorado or its Affiliate is providing management or consulting services with respect to Gaming Activities.

“Propco Opportunity Package” shall mean any Propco Sale Leaseback Opportunity Package or any Propco Sale Opportunity Package, as the context may require.

“Propco Panel Member” shall have the meaning set forth in Section 4(b).

“Propco ROFR Discussion Period” shall mean any Propco Sale Leaseback ROFR Discussion Period or any Propco Sale ROFR Discussion Period, as the context may require.

“Propco Sale Leaseback Licensing Period” shall have the meaning set forth in Section 2(g).

“Propco Sale Leaseback Opportunity Package” shall have the meaning set forth in Section 2(c).

“Propco Sale Leaseback Opportunity Transaction” means, with respect to any ROFR Property, any transaction or series of related transactions pursuant to which Eldorado or any of the Eldorado Related Parties proposes to enter into a sale leaseback transaction with respect to such ROFR Property, excluding, however, any Excluded Sale Leaseback Opportunity.

“Propco Sale Leaseback ROFR” shall have the meaning set forth in Section 2(d).

“Propco Sale Leaseback ROFR Discussion Period” shall have the meaning set forth in Section 2(f).

“Propco Sale Licensing Period” shall have the meaning set forth in Section 3(g).

“Propco Sale Opportunity Package” shall have the meaning set forth in Section 3(c).

“Propco Sale Opportunity Transaction” means, with respect to a ROFR Property, any transaction or series of related transactions pursuant to which Eldorado or any of the Eldorado Related Parties proposes to enter into a sale transaction with respect to such ROFR Property, excluding, however, any Excluded Sale Opportunity and any Propco Sale Leaseback Opportunity Transaction.

“Propco Sale ROFR” shall have the meaning set forth in Section 3(d).

“Propco Sale ROFR Discussion Period” shall have the meaning set forth in Section 3(f).

“Propco Subject Group” means Propco, Propco’s Affiliates and its and their principals, direct or indirect shareholders, officers, directors, agents, employees and other related Persons (including in the case of any trusts or similar Persons, the direct or indirect beneficiaries of such trust or similar Persons), excluding Eldorado and its Affiliates.

“Purchase Agreement” shall have the meaning set forth in Section 2(f).

“Purchase Price” shall have the meaning set forth in Section 3(c).

“Regional Lease” means that certain Lease (Non-CPLV), dated as of October 6, 2017, as amended by (i) that certain First Amendment to Lease (Non-CPLV), dated December 22, 2017, (ii) that certain Second Amendment to Lease (Non-CPLV) and Ratification of SNDA, dated February 16, 2018, (iii) that certain Third Amendment to Lease (Non-CPLV), dated April 2, 2018, (iv) that certain Fourth Amendment to Lease (Non-CPLV), dated December 26, 2018, (v) that certain Omnibus Amendment to Leases, dated June 1, 2020, and (vi) that certain Fifth Amendment to Lease (Non-CPLV), dated as of the date hereof (which Lease was renamed, effective as of the date hereof, the “Regional Lease”), and as may be further amended, restated or otherwise modified from time to time.

“REIT” shall have the meaning set forth in Section 5(p).

“Remaining Bally’s Las Vegas Real Property” shall have the meaning set forth in the definition of “CVS Subdivision Event” in this Section 1.

“ROFR Lease” shall mean, at the option of Propco at any time, in Propco’s sole and absolute discretion, either (1) a Las Vegas Lease Amendment or (2) a lease to which an Affiliate of Propco, as landlord, leases the ROFR Property to an Affiliate of Eldorado, as tenant, which such lease shall be substantially in the form of the Las Vegas Lease, revised as applicable solely to reflect a single property.

“ROFR Property” means any First ROFR Property or any Second ROFR Property, as the context may require.

“ROFR Property Incremental Las Vegas Lease Rent” means the amount of annual rent (excluding, for the avoidance of doubt, additional charges and pass-through expenses) that Eldorado proposes be paid for the applicable ROFR Property in the applicable Propco Opportunity Package.

“Second Propco Opportunity Completion Date” means the first date on which two (2) ROFR Properties (with respect to which Propco was offered an opportunity hereunder pursuant to Section 2 or Section 3) have been sold (or sold and leased back) in compliance with the terms hereof to either Propco, an Affiliate thereof or, in the event Propco has waived (or is deemed to have waived) its Propco Sale Leaseback ROFR or Propco Sale ROFR, as applicable, any other Person.

“Second Propco Opportunity Period” means the period of time after the First Propco Opportunity Completion Date until and including Second Propco Opportunity Completion Date.

“Second ROFR Property” means (a) each First ROFR Property and (b) that certain real property described on Exhibit B attached hereto, together with the real property improvements thereon (together with related fixtures and other related real property) corresponding to “The Linq” entertainment facility, in each case, other than any such real property, real property improvements, fixtures and related property that has been sold (or sold and leased back) by Eldorado or any of Affiliates to a third party in compliance with this Agreement; provided, that for the avoidance of doubt, the property described in clause (b) above (i) shall not include any portion of the real property (nor any improvements or fixtures located thereon nor any rights appurtenant thereto) known or operated as “The Linq Promenade” entertainment facility and currently owned by Caesars Linq, LLC, a Delaware limited liability company, and (ii) may not be sold or become subject to a definitive purchase and sale agreement with a third party prior to the commencement of the Second Propco Opportunity Period.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity, or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests or managing membership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Third Panel Member” shall have the meaning set forth in Section 4(b).

“VICI REIT” shall have the meaning set forth in Section 5(p).

2.    Right of First Refusal in Favor of Propco with respect to a Propco Sale Leaseback Opportunity Transaction.

(a)    During the First Propco Opportunity Period, Eldorado shall not, and shall cause the Eldorado Related Parties not to, consummate any Propco Sale Leaseback Opportunity Transaction with respect to a First ROFR Property, without first providing to Propco an opportunity to cause Affiliates of Propco to own the applicable First ROFR Property and cause the applicable First ROFR Property to be leased to Affiliates of Eldorado in accordance with the procedures set forth in this Section 2.

(b)    During the Second Propco Opportunity Period, Eldorado shall not, and shall cause the Eldorado Related Parties not to, consummate any Propco Sale Leaseback Opportunity Transaction with respect to a Second ROFR Property, without first providing to Propco an opportunity to cause Affiliates of Propco to own the applicable Second ROFR Property and cause the applicable Second ROFR Property to be leased to Affiliates of Eldorado in accordance with the procedures set forth in this Section 2.

(c)    Prior to Eldorado or any Eldorado Related Party consummating any Propco Sale Leaseback Opportunity Transaction (i) during the First Propco Opportunity Period, with respect to a First ROFR Property or (ii) during the Second Propco Opportunity Period, with respect to a Second ROFR Property, Eldorado shall deliver to Propco a package of information describing such Propco Sale Leaseback Opportunity Transaction and the terms upon which Affiliates of Eldorado would lease the applicable ROFR Property (the “Propco Sale Leaseback Opportunity Package”), including, without limitation, the following information (subject to execution of a customary non-disclosure agreement): (i) whether the applicable ROFR Property is owned by Eldorado or an Affiliate of Eldorado in fee or leased from a third party; (ii) the material acquisition terms, including, without limitation, the purchase price and the expected timeline for and a description of the proposed structure of such Propco Sale Leaseback Opportunity Transaction; (iii) three (3) years of audited (to the extent reasonably available; otherwise unaudited) financial statements of the applicable ROFR Property or the owner of the applicable ROFR Property, as applicable; (iv) a description of the regulatory framework applicable to the applicable ROFR Property, including the amount and timing of any licensing fees and gaming taxes with respect thereto; and (v) a term sheet setting forth proposed terms of the corresponding ROFR Lease which term sheet shall include, without limitation, Eldorado’s proposal for the initial ROFR Property Incremental Las Vegas Lease Rent with respect to the applicable ROFR Property, and Eldorado’s proposal for ROFR Property Incremental Las Vegas Lease Rent adjustments thereafter (including annual escalations and allocations of fixed and variable rent if applicable). Promptly upon Propco’s reasonable request therefor, Eldorado shall provide to Propco additional information related to such Propco Sale Leaseback Opportunity Transaction, to the extent such information is reasonably available to Eldorado.

(d)    Propco may elect, in its sole and absolute discretion, to exercise its right to cause its Affiliate to own the applicable ROFR Property subject to such Propco Sale Leaseback Opportunity Transaction and cause the applicable ROFR Property to be leased to Affiliates of Eldorado in accordance with the terms set forth in the applicable Propco Sale Leaseback Opportunity Package (the “Propco Sale Leaseback ROFR”), which Propco Sale Leaseback ROFR shall be exercisable by written notice thereof from Propco to Eldorado prior to the expiration of the applicable Propco Election Period. If Propco does not so exercise the Propco Sale Leaseback ROFR prior to the expiration of the applicable Propco Election Period, then Propco shall be deemed to have waived the Propco Sale Leaseback ROFR with respect to the applicable Propco Sale Leaseback Opportunity Transaction only.

(e)    If Propco waives (or is deemed to have waived) the Propco Sale Leaseback ROFR with respect to a Propco Sale Leaseback Opportunity Transaction, then Eldorado (or the applicable Eldorado Related Party) shall be free to consummate the Propco Sale Leaseback Opportunity Transaction without Propco’s (or its Affiliates’) involvement, and upon terms not materially more favorable to the applicable purchaser/lessor of the applicable ROFR Property than those presented to Propco in the Propco Sale Leaseback Opportunity Package. If at any time following Propco’s waiver (or deemed waiver) of such Propco Sale Leaseback Opportunity Transaction, Eldorado (or the applicable Eldorado Related Party) desires to consummate such Propco Sale Leaseback Opportunity Transaction with a purchaser/lessor upon terms that are materially more favorable to the applicable purchaser/lessor than those presented to Propco in the Propco Sale Leaseback Opportunity Package (the “Alternate Propco Sale Leaseback ROFR Terms”), then the provisions of this Section 2 shall be reinstated with respect to such Propco Sale Leaseback Opportunity Transaction, and Eldorado shall be required to deliver to Propco a new Propco Sale Leaseback Opportunity Package (except that such Propco Sale Leaseback Opportunity Package shall reflect the Alternate Propco Sale Leaseback ROFR Terms in lieu of the ROFR Property Incremental Las Vegas Lease Rent and other Propco Sale Leaseback ROFR terms initially included in the Propco Sale Leaseback Opportunity Package) and otherwise comply once again with the procedures set forth herein prior to consummating such Propco Sale Leaseback Opportunity Transaction, except that the Propco Election Period applicable thereto will be twenty (20) days. If Propco waives (or is deemed to have waived) the Propco Sale Leaseback ROFR, Eldorado (or the applicable Eldorado Related Party) shall have (i) a period of one hundred twenty (120) days following such waiver or deemed waiver, as applicable, in which to execute a definitive purchase agreement with a third party on terms not materially more favorable than those presented to Propco in the Propco Sale Leaseback Opportunity Package, and (ii) in the event such definitive agreement is executed in such one hundred twenty (120) day period, an additional period of one hundred eighty (180) days from the execution thereof in which to consummate the Propco Sale Leaseback Opportunity Transaction (provided, that such one hundred eighty (180) day period may be extended by Eldorado for an additional ninety (90) days, if at the time of extension Eldorado and/or its Affiliate and the applicable purchaser/lessor are diligently proceeding to close their transaction and reasonably expect that such transaction will close within such period). If, at the end of the one hundred twenty (120) day period or the one hundred eighty (180) day period (subject to extension as set forth above), as applicable, such definitive agreements have not been executed or the Propco Sale Leaseback Opportunity Transaction has not been consummated, as applicable, then the provisions of this Section 2 shall be reinstated with respect to such Propco Sale Leaseback Opportunity Transaction, and Eldorado shall be required to deliver to Propco a new Propco Sale Leaseback Opportunity Package and otherwise comply once again with the procedures set forth herein prior to consummating such Propco Sale Leaseback Opportunity Transaction.

(f)    If Propco exercises the Propco Sale Leaseback ROFR with respect to a Propco Sale Leaseback Opportunity Transaction, then Eldorado (or the applicable Eldorado Related Party) and Propco shall proceed with the Propco Sale Leaseback Opportunity Transaction and shall structure the Propco Sale Leaseback Opportunity Transaction in a manner that allows the applicable ROFR Property to be owned by an Affiliate of Propco and leased to Affiliates of Eldorado pursuant to the ROFR Lease; provided that the structure of the Propco Sale Leaseback Opportunity Transaction as an asset sale or a sale of equity interests shall be as mutually agreed between Eldorado and Propco; and provided further, that if structured as a sale of equity interests, the equity shall be of a newly formed entity disregarded as separate from Eldorado (or the applicable Eldorado Related Party) for U.S. federal income tax purposes, the only assets of which are the applicable ROFR Property and the only liabilities of which are customary property related liabilities. Eldorado and Propco shall use good faith, commercially reasonable efforts, for a period of ninety (90) days following the date on which Propco exercises the Propco Sale Leaseback ROFR, which such period may be extended upon the mutual agreement of Eldorado and Propco (the “Propco Sale Leaseback ROFR Discussion Period”), to (i) negotiate and enter into (or cause their applicable Affiliates to enter into) a purchase and sale agreement for the applicable ROFR Property (a “Purchase Agreement”), the ROFR Lease and any other agreements to be executed in connection with the foregoing and (ii) complete due diligence of the applicable ROFR Property. If, despite the good faith, commercially reasonable efforts of Propco and Eldorado, the parties are unable to reach agreement on the terms and conditions of such Purchase Agreement, the applicable ROFR Lease or any other agreements to be executed in connection with the foregoing prior to the expiration of the Propco Sale Leaseback ROFR Discussion Period, then, upon the expiration of the Propco Sale Leaseback ROFR Discussion Period, either (1) the terms and conditions of the applicable Purchase Agreement and the applicable ROFR Lease shall be established pursuant to arbitration in accordance with the procedures set forth in Section 4 (other than the specific terms thereof which were expressly set forth in the applicable Propco Sale Leaseback Opportunity Package which shall not be subject to arbitration), or (2) solely with the written consent of Propco (which may be granted or withheld in Propco’s sole and absolute discretion), Eldorado (or the applicable Eldorado Related Party) shall be free to consummate the Propco Sale Leaseback Opportunity Transaction without Propco’s (or its Affiliates’) involvement, in accordance with, and subject to the conditions of, Section 2(e) (and Propco shall be deemed to have waived the Propco Sale Leaseback ROFR with respect to the applicable Propco Sale Leaseback Opportunity Transaction only). For the avoidance of doubt, in the event arbitration is commenced during the Propco Sale Leaseback ROFR Discussion Period, the Propco Sale Leaseback ROFR Discussion Period shall be tolled for the duration of such arbitration.

(g)    Following the expiration of the Propco Sale Leaseback ROFR Discussion Period (or, if later, receipt of a final decision by the Arbitration Panel, as applicable), Eldorado, Propco and their respective Affiliates (as applicable) shall have one hundred eighty (180) days, to obtain all applicable licenses, qualifications or approvals from all Gaming Authorities necessary for Propco and its Affiliates (as applicable) to own the applicable ROFR Property and lease the applicable ROFR Property to Eldorado or its Affiliates, as applicable, and for Eldorado and its Affiliates, as applicable, to sell the applicable ROFR Property to and lease the applicable ROFR

Property from Propco and its Affiliates (the “Propco Sale Leaseback Licensing Period”), provided that such period may be extended by Eldorado or Propco or their respective Affiliates, as applicable, by up to an additional ninety (90) days if, in such party’s reasonable discretion, it is reasonably likely that such party or its Affiliates will obtain such licenses, qualifications or approvals during such period. Eldorado, Propco and their respective Affiliates shall cooperate during the Propco Sale Leaseback Licensing Period in promptly seeking to obtain all such licenses, qualifications or approvals (including supplying the other party with any information which may be required in order to obtain such licenses, qualifications or approvals, and responding as promptly as practicable to any inquiry or request received from any Gaming Authority for additional information or documentation). If, on or prior to the expiration of the Propco Sale Leaseback Licensing Period, as extended pursuant to the foregoing, Propco and its Affiliates (as applicable) are unable to obtain all such necessary licenses, qualifications and approvals, then Eldorado (or the applicable Eldorado Related Party) shall be free to consummate the Propco Sale Leaseback Opportunity Transaction without Propco’s (or its Affiliates’) involvement (and Propco shall be deemed to have waived the Propco Sale Leaseback ROFR with respect to the applicable Propco Sale Leaseback Opportunity Transaction only). For the avoidance of doubt, in the event arbitration is commenced during the Propco Sale Leaseback Licensing Period, the Propco Sale Leaseback Licensing Period shall be tolled for the duration of such arbitration.

3.    Right of First Refusal in Favor of Propco with respect to a Propco Sale Opportunity Transaction.

(a)    During the First Propco Opportunity Period, Eldorado shall not, and shall cause the Eldorado Related Parties not to, consummate any Propco Sale Opportunity Transaction with respect to a First ROFR Property, without first providing to Propco an opportunity to cause Affiliates of Propco to acquire (on its own or together with a Designated Operator (as defined below)) the applicable First ROFR Property in accordance with the procedures set forth in this Section 3.

(b)    During the Second Propco Opportunity Period, Eldorado shall not, and shall cause the Eldorado Related Parties not to, consummate any Propco Sale Opportunity Transaction with respect to a Second ROFR Property, without first providing to Propco an opportunity to cause Affiliates of Propco to acquire (on its own or together with a Designated Operator) the applicable Second ROFR Property in accordance with the procedures set forth in this Section 3.

(c)    Prior to Eldorado or any Eldorado Related Party consummating any Propco Sale Opportunity Transaction (i) during the First Propco Opportunity Period, with respect to a First ROFR Property or (ii) during the Second Propco Opportunity Period, with respect to a Second ROFR Property, Eldorado shall deliver to Propco a package of information describing such Propco Sale Opportunity Transaction and the terms upon which Affiliates of Eldorado would sell the applicable ROFR Property (the “Propco Sale Opportunity Package”), including, without limitation, the following information (subject to execution of a customary non-disclosure agreement): (i) whether the applicable ROFR Property is owned by Eldorado or an Affiliate of Eldorado in fee or leased from a third party; (ii) the material acquisition terms, including, without limitation, the purchase price (all of which shall be payable in cash at the closing if provided for in the applicable Propco Sale Opportunity Package) (the “Purchase Price”) and the expected timeline for and a description of the proposed structure of such Propco Sale Opportunity Transaction; (iii) three (3) years of audited (to the extent reasonably available; otherwise unaudited) financial statements of the applicable ROFR Property or the owner of the applicable ROFR Property, as applicable (the “Financial Information”); and (iv) a description of the regulatory framework applicable to the applicable ROFR Property, including the amount and timing of any licensing fees and gaming taxes with respect thereto. After delivery of a Propco Sale Opportunity Package, Eldorado will, upon Propco’s written request, permit Propco to provide the Purchase Price and the Financial Information to one or more bona fide operators, as reasonably determined by Propco (each an “Operator”) for the applicable ROFR Property (subject to execution of a customary non-disclosure agreement between Eldorado and/or its Affiliates and each such Operator). Promptly upon Propco’s reasonable request therefor, Eldorado shall provide to Propco additional information related to such Propco Sale Opportunity Transaction, to the extent such information is reasonably available to Eldorado.

(d)    Propco may elect, in its sole and absolute discretion, to exercise its right to cause its Affiliate to acquire (on its own or together with the Designated Operator) the applicable ROFR Property subject to such Propco Sale Opportunity Transaction in accordance with the terms set forth in the applicable Propco Sale Opportunity Package (the “Propco Sale ROFR”), which Propco Sale ROFR shall be exercisable by written notice thereof from Propco to Eldorado prior to the expiration of the applicable Propco Election Period. It is understood that Propco may exercise such rights by Propco buying the portion of the ROFR Property consisting of real property and designating the Operator to buy the operations at such ROFR Property. If Propco does not so exercise the Propco Sale ROFR prior to the expiration of the applicable Propco Election Period, then Propco shall be deemed to have waived the Propco Sale ROFR with respect to the applicable Propco Sale Opportunity Transaction only.

(e)    If Propco waives (or is deemed to have waived) the Propco Sale ROFR with respect to a Propco Sale Opportunity Transaction, then Eldorado (or the applicable Eldorado Related Party) shall be free to consummate the Propco Sale Opportunity Transaction without Propco’s (or its Affiliates’) involvement, and upon terms not materially more favorable to the applicable purchaser of the applicable ROFR Property than those presented to Propco in the Propco Sale Opportunity Package. If at any time following Propco’s waiver (or deemed waiver) of such Propco Sale Opportunity Transaction, Eldorado (or the applicable Eldorado Related Party) desires to consummate such Propco Sale Opportunity Transaction with a purchaser upon terms that are materially more favorable to the applicable purchaser than those presented to Propco in the Propco Sale Opportunity Package (the “Alternate Propco Sale ROFR Terms”), then the provisions of this Section 3 shall be reinstated with respect to such Propco Sale Opportunity Transaction, and Eldorado shall be required to deliver to Propco a new Propco Sale Opportunity Package (except that such Propco Sale Opportunity Package shall reflect the Alternate Propco Sale ROFR Terms in lieu of the Propco Sale ROFR terms initially included in the Propco Sale Opportunity Package) and otherwise comply once again with the procedures set forth herein prior to consummating such Propco Sale Opportunity Transaction, except that the Propco Election Period applicable thereto will be thirty (30) days. If Propco waives (or is deemed to have waived) the Propco Sale ROFR, Eldorado (or the applicable Eldorado Related Party) shall have (i) a period of one hundred fifty (150) days following such waiver or deemed waiver, as applicable, in which to execute a definitive purchase agreement with a third party on terms not materially more favorable than those presented to Propco in the Propco Sale Opportunity Package, and (ii) in the event such definitive agreement is executed in such one hundred fifty (150) day period, an additional period of two hundred seventy (270) days from the execution thereof in which to consummate the Propco Sale Opportunity Transaction (provided, that such two hundred seventy (270) day period may be extended by Eldorado for an additional ninety (90) days, if at the time of extension Eldorado and/or its Affiliate and the applicable purchaser are diligently proceeding to close their transaction and reasonably expect that such transaction will close within such period). If, at the end of the one hundred fifty (150) day period or the two hundred seventy (270) day period (subject to extension as set forth above), as applicable, such definitive agreement has not been executed or the Propco Sale Opportunity Transaction has not been consummated, as applicable, then the provisions of this Section 3 shall be reinstated with respect to such Propco Sale Opportunity Transaction, and Eldorado shall be required to deliver to Propco a new Propco Sale Opportunity Package and otherwise comply once again with the procedures set forth herein prior to consummating such Propco Sale Opportunity Transaction.

(f)    If Propco exercises the Propco Sale ROFR with respect to a Propco Sale Opportunity Transaction, then Propco may select one of the Operators with which to pursue the exercise of the Propco Sale ROFR (such Operator, the “Designated Operator”) and Eldorado (or the applicable Eldorado Related Party) and Propco shall proceed with the Propco Sale Opportunity Transaction and shall structure the Propco Sale Opportunity Transaction in a manner that allows the applicable ROFR Property to be owned by an Affiliate of Propco and operated by the Designated Operator; provided that the structure of the Propco Sale Opportunity Transaction as an asset sale or sale of equity interests shall be as mutually agreed between Eldorado and Propco; and provided further, that if structured as a sale of equity interests, the equity shall be of a newly formed entity disregarded as separate from Eldorado (or the applicable Eldorado Related Party) for U.S. federal income tax purposes, the only assets of which are the applicable ROFR Property and the only liabilities of which are customary property related liabilities. Eldorado and Propco shall use good faith, commercially reasonable efforts, for a period of one hundred twenty (120) days following the date on which Propco exercises the Propco Sale ROFR, which such period may be extended upon the mutual agreement of Eldorado and Propco (the “Propco Sale ROFR Discussion Period”), to (i) negotiate and enter into (or cause their applicable Affiliates to enter into) a Purchase Agreement with respect to the applicable ROFR Property and any other agreements to be executed in connection with the foregoing and (ii) complete due diligence of the applicable ROFR Property. Propco shall be permitted to share with the Designated Operator customary due diligence and other information regarding the ROFR Property that Eldorado and its Affiliates provided to Propco and its Affiliates prior to or in connection with the Propco Sale ROFR Discussion Period, which information shall be subject to the non-disclosure agreement previously executed between Eldorado and/or its Affiliates and the Designated Operator. If, despite the good faith, commercially reasonable efforts of Propco and Eldorado, the parties are unable to reach agreement on the terms and conditions of such Purchase Agreement or any other agreements to be executed in connection with the foregoing prior to the expiration of the Propco Sale ROFR Discussion Period, then, upon the expiration of the Propco Sale ROFR Discussion Period, either (1) the terms and conditions of the applicable Purchase Agreement shall be established pursuant to arbitration in accordance with the procedures set forth in Section 4 (other than the specific terms thereof which were expressly set forth in the applicable Propco Sale Opportunity Package which shall not be subject to arbitration), or (2) solely with the written consent of Propco (which may be granted or withheld in Propco’s sole and absolute discretion), Eldorado (or the applicable Eldorado Related Party) shall be free to consummate the Propco Sale Opportunity Transaction without Propco’s (or its Affiliates’) involvement, in accordance with, and subject to the conditions of, Section 3(e) (and Propco shall be deemed to have waived the Propco Sale ROFR with respect to the applicable Propco Sale Opportunity Transaction only). For the avoidance of doubt, in the event arbitration is commenced during the Propco Sale ROFR Discussion Period, the Propco Sale ROFR Discussion Period shall be tolled for the duration of such arbitration.

(g)    Following the expiration of the Propco Sale ROFR Discussion Period (or, if later, receipt of a final decision by the Arbitration Panel, as applicable), Eldorado, Propco, the Designated Operator and their respective Affiliates (as applicable) shall have two hundred seventy (270) days, to obtain all applicable licenses, qualifications or approvals from all Gaming Authorities necessary for Eldorado and its Affiliates (as applicable) to sell the applicable ROFR Property, Propco and its Affiliates (as applicable) to own the applicable ROFR Property and lease the applicable ROFR Property to the Designated Operator and its Affiliates (as applicable), and for the Designated Operator and its Affiliates (as applicable) to lease the applicable ROFR Property from Propco and its Affiliates and to operate the ROFR Property (the “Propco Sale Licensing Period”); provided that such period may be extended by Eldorado, Propco, the Designated Operator or their respective Affiliates, as applicable, by up to an additional ninety (90) days if, in its reasonable discretion, it is reasonably likely that it or its Affiliates will obtain such licenses, qualifications or approvals during such period. Eldorado, Propco and their respective Affiliates shall cooperate with each other and with the Designated Operator and its Affiliates during the Propco Sale Licensing Period in promptly seeking to obtain all such licenses, qualifications or approvals (including supplying the other party with any information which may be required in order to obtain such licenses, qualifications or approvals, and responding as promptly as practicable to any inquiry or request received from any Gaming Authority for additional information or documentation). If, on or prior to the expiration of the Propco Sale Licensing Period, as extended pursuant to the foregoing, Propco and its Affiliates (as applicable) are unable to obtain all such necessary licenses, qualifications and approvals, then Eldorado (or the applicable Eldorado Related Party) shall be free to consummate the Propco Sale Opportunity Transaction without Propco’s (or its Affiliates’) involvement (and Propco shall be deemed to have waived the Propco Sale ROFR with respect to the applicable Propco Sale Opportunity Transaction only). For the avoidance of doubt, in the event arbitration is commenced during the Propco Sale Licensing Period, the Propco Sale Licensing Period shall be tolled for the duration of such arbitration.

4.    Arbitration.

(a)    Any dispute regarding establishing (but not interpreting) the terms and conditions of a ROFR Lease or a Purchase Agreement (other than any such terms expressly set forth in the applicable Propco Opportunity Package), or the implementation of the terms of this Agreement so as to give full force and effect to the purpose and intent hereof, as applicable, shall be submitted to and determined by an arbitration panel comprised of three members (the “Arbitration Panel”). No more than one panel member may be with the same firm, and no panel member may have an economic interest in the outcome of the arbitration. In addition, each panel member shall have at least twenty (20) years of experience as an arbitrator and at least ten (10) years of experience in a profession that directly relates to the ownership, operation, financing or leasing of gaming facilities.

(b)    The Arbitration Panel shall be selected as set forth in this Section 4(b). Within five (5) Business Days after the expiration of the applicable Propco ROFR Discussion Period, Eldorado shall select and identify to Propco a panel member that meets the criteria set forth in Section 4(a) (the “Eldorado Panel Member”) and Propco shall select and identify to Eldorado a panel member that meets the criteria set forth in Section 4(a) (the “Propco Panel Member”). If a party fails to timely select its respective panel member, the other party may notify such party in writing of such failure, and if such party fails to select its respective panel member within three (3) Business Days after receipt of such notice, then such other party may select and identify to such party such panel member on such party’s behalf. Within five (5) Business Days after the selection of the Eldorado Panel Member and the Propco Panel Member, the Eldorado Panel Member and the Propco Panel Member shall jointly select a third panel member that meets the criteria set forth in Section 4(a) (the “Third Panel Member”). If the Eldorado Panel Member and the Propco Panel Member fail to timely select the Third Panel Member and such failure continues for more than three (3) Business Days after written notice of such failure is delivered to the Eldorado Panel Member and Propco Panel Member by either Eldorado or Propco, then Eldorado and Propco shall cause the Third Panel Member to be appointed by the managing officer of the American Arbitration Association.

(c)    Within ten (10) Business Days after the selection of the Arbitration Panel, Eldorado and Propco each shall submit to the Arbitration Panel a written statement identifying its summary of the issues. Either of Eldorado or Propco may also request an evidentiary hearing on the merits in addition to the submission of written statements, such request to be made in writing within such ten (10) Business Day period. The Arbitration Panel shall determine the appropriate terms and conditions of the applicable ROFR Lease or the applicable Purchase Agreement, as applicable, in each case, in accordance with this Agreement and otherwise based on the Arbitration Panel’s determination of fair market terms relative to the applicable ROFR Property. The Arbitration Panel shall make its decision within twenty (20) days after the later of (i) the submission of such written statements, and (ii) the conclusion of any evidentiary hearing on the merits (if any). The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to Eldorado and Propco.

(d)    The decision by the Arbitration Panel shall be final, binding and conclusive and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in New York, New York.

(e)    The resolution procedure described herein shall be governed by the Commercial Rules of the American Arbitration Association and the Procedures for Large, Complex, Commercial Disputes in effect as of the date hereof.

(f)    Eldorado and Propco shall bear equally the fees, costs and expenses of the Arbitration Panel in conducting any arbitration described in this Section 4.

5.    Miscellaneous.

(a)    Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address or to such other address as either party may hereafter designate:

To Eldorado:	Caesars Entertainment, Inc. 100 West Liberty Street, Suite 1150 Reno, NV 89501 Attention: General Counsel Email: equatmann@eldoradoresorts.com

To Propco:	VICI Properties L.P. c/o VICI Properties Inc. 535 Madison Avenue, 20th Floor New York, New York 10022 Attention: Samantha S. Gallagher, General Counsel Email: corplaw@viciproperties.com

Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.

(b)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Eldorado and Propco and their respective successors and assigns, and shall remain in full force and effect in the event of a change of control of either party. Neither Eldorado nor Propco shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, that Propco may assign its rights (but not its obligations) under this Agreement to VICI Properties Inc., or an Affiliate thereof without such prior written consent.

(c)    Entire Agreement; Amendment. This Agreement, together with the Master Transaction Agreement, the Ancillary Agreements (as defined in the Master Transaction Agreement), the exhibits hereto and any other documents and instruments executed pursuant hereto, constitute the entire and final agreement of the parties with respect to the subject matter hereof, and no provision of this Agreement may be waived, modified, amended, discharged or terminated except by an agreement in writing signed by the parties. Eldorado and Propco hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the subject matter hereof are merged into and revoked by this Agreement.

(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. This Agreement is the product of joint drafting by the parties and shall not be construed against either party as the drafter hereof.

(e)    Venue. With respect to any action relating to this Agreement, Eldorado and Propco each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan and the United States District Court having jurisdiction over New York County, New York, and Eldorado and Propco each waives: (a) any objection to the laying of venue of any suit or action brought in any such court; (b) any claim that such suit or action has been brought in an inconvenient forum; (c) any claim that the enforcement of this Section 5(e) is unreasonable, unduly oppressive, and/or unconscionable; and (d) the right to claim that such court lacks jurisdiction over that party.

(f)    Waiver of Jury Trial. EACH PARTY HERETO, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

(g)    Severability. If any term or provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

(h)    Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

(i)    Time of Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.

(j)    Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Agreement. In addition, Propco agrees to, at Eldorado’s sole cost and expense, reasonably cooperate with all applicable Gaming Authorities in connection with the administration of their regulatory jurisdiction over Eldorado and its Subsidiaries, if any, including the provision of such documents and other information as may be requested by such Gaming Authorities relating to Eldorado or any of its Subsidiaries, if any, or to this Agreement and which are within Propco’s control to obtain and provide.

(k)    Counterparts; Originals. This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. Facsimile or digital copies of this Agreement, including the signature page hereof, shall be deemed originals for all purposes.

(l)    Termination. This Agreement shall automatically terminate and be of no further force or effect from and after the earliest of such time as (i) both of the Las Vegas Lease and the Regional Lease shall have been terminated or have expired in accordance with the express terms thereof, (ii) the Second Propco Opportunity Completion Date or (iii) Eldorado or any of its Affiliates shall have sold each ROFR Property to a third party(ies) in accordance with, and not in contravention of, the terms and conditions of this Agreement. For the avoidance of doubt, a transaction or event resulting in a change of control of either Eldorado or Propco shall not result in a termination of this Agreement.

(m)    Gaming Regulations; Licensing Events; Termination.

(i)    Notwithstanding anything herein to the contrary, this Agreement and any agreement formed pursuant to the terms hereof are subject to all applicable Gaming Laws and all rights, remedies and powers under this Agreement and any agreement formed pursuant to the terms hereof may be exercised only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Authorities.

(ii)    If there shall occur a Propco Licensing Event and any aspect of such Propco Licensing Event is attributable to a member of the Propco Subject Group, then Eldorado shall notify Propco as promptly as practicable after becoming aware of such Propco Licensing Event (but in no event later than twenty (20) days after becoming aware of such Propco Licensing Event). In such event, Propco shall, and shall use commercially reasonable efforts to cause the other members of the Propco Subject Group to, use commercially reasonable efforts to assist Eldorado and its Affiliates in resolving such Propco Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If, despite these efforts, such Propco Licensing Event cannot be resolved to the satisfaction of the applicable Gaming Authorities within the time period required by such Gaming Authorities, Eldorado shall have the right, at its election in its sole discretion, either to (A) terminate this Agreement or (B) cause this Agreement to temporarily cease to be in force or effect, until such time, if any, as the Propco Licensing Event is resolved to the satisfaction of the applicable Gaming Authorities and Eldorado in its sole discretion, upon no less than ninety (90) days’ written notice thereof to Propco following a Propco Licensing Event which is not cured within the period required by the applicable Gaming Authorities (or such lesser time as required by any applicable Gaming Authority).

(iii)    If there shall occur a Eldorado Licensing Event and any aspect of such Eldorado Licensing Event is attributable to a member of the Eldorado Subject Group, then Propco shall notify Eldorado as promptly as practicable after becoming aware of such Eldorado Licensing Event (but in no event later than twenty (20) days after becoming aware of such Eldorado Licensing Event). In such event, Eldorado shall, and shall use commercially reasonable efforts to cause the other members of the Eldorado Subject Group to, use commercially reasonable efforts to assist Propco and its Affiliates in resolving such Eldorado Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If, despite these efforts, such Eldorado Licensing Event cannot be resolved to the satisfaction of the applicable Gaming Authorities within the time period required by such Gaming Authorities, Propco shall have the right, at its election in its sole discretion, either to (A) terminate this Agreement or (B) cause this Agreement to temporarily cease to be in force or effect, until such time, if any, as the Eldorado Licensing Event is resolved to the satisfaction of the applicable

Gaming Authorities and Propco in its sole discretion, upon no less than ninety (90) days’ written notice thereof to Eldorado following a Eldorado Licensing Event which is not cured within the period required by the applicable Gaming Authorities (or such lesser time as required by any applicable Gaming Authority).

(n)    Guaranty. In the event Eldorado and/or its Affiliates and Propco and/or its Affiliates enter into a stand-alone lease pursuant to this Agreement, Eldorado will guaranty the performance of the lessee under such lease to the same extent as it guarantees the performance of the applicable lessees under the Las Vegas Lease, such guaranty to be substantially similar in form and substance as the form of Eldorado guaranty entered into with respect to the Las Vegas Lease with such other changes as may be mutually agreed between Propco and Eldorado acting in good faith in a commercially reasonable manner.

(o)    Remedies. Each party hereto expressly acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Agreement, that any actual or threatened breach by such party of any of the provisions of this Agreement might result in immediate, irreparable and continuing injury to the other party hereto and that a remedy at law for any such actual or threatened breach by any such party of the provisions of this Agreement might be inadequate. Each party hereto therefore agrees that the other party shall be entitled, without the posting of a bond, to temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in the case of any such actual or threatened breach by such party.

(p)    REIT Protection. This Agreement shall be interpreted in a manner that is consistent with the continued qualification of VICI Properties Inc., a Maryland corporation (“VICI REIT”) as a “real estate investment trust” under Section 856(a) of the Internal Revenue Code of 1986, as amended, or any similar or successor provisions thereto (a “REIT”). Notwithstanding anything to the contrary set forth in this Agreement, VICI REIT shall not be required to take any action or refrain from taking any action that would, in either case, reasonably be expected to cause VICI REIT to fail to qualify as a REIT.

(r)    CVS Subdivision Event. From and after a CVS Subdivision Event, (a) the CVS Property shall not be subject to the Propco Sale Leaseback ROFR, the Propco Sale ROFR or any other rights of Propco or its Affiliates under the terms of this Agreement and (b) Eldorado (or the applicable Eldorado Related Party) shall be free to consummate any transaction (including, without limitation, any sale leaseback transaction or sale transaction) with respect to the CVS Property without Propco’s (or its Affiliates’) involvement or consent.

[Signature Page Follows]

IN WITNESS WHEREOF, Eldorado and Propco have executed this Right of First Refusal Agreement as of the date first set forth above.

ELDORADO:

ELDORADO RESORTS, INC., a Nevada corporation

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

[Signatures continue on next page]

[Signature Page to Las Vegas Strip ROFR Agreement]

PROPCO:

VICI Properties L.P., a Delaware limited partnership

By:	/s/ David Kieske
Name:	David Kiese
Title:	Treasurer

[Signature Page to Las Vegas Strip ROFR Agreement]

EXHIBIT A

Description of First ROFR Property

Exhibit A

EXHIBIT B

Description of The Linq

Exhibit B